Stellar Biotechnologies Announces Closing of Registered Direct Offering

PORT HUENEME, CA -- (Marketwired - July 06, 2016) - Stellar Biotechnologies, Inc. ("Stellar" or "the Company") (NASDAQ: SBOT), the leader in sustainable manufacture of Keyhole Limpet Hemocyanin ("KLH"), announced today that it has closed its previously announced $6.75 million sale of 1,687,500 common shares in a registered direct offering and unregistered warrants to purchase up to 1,265,626 unregistered common shares in a private placement. The combined purchase price for one registered common share and one unregistered warrant to purchase 0.75 of an unregistered common share was $4.00. The warrants have an exercise price of $4.50 per full share, are non-exercisable for 6 months and terminate 5 years from the time the warrants are first exercisable.

Maxim Group LLC acted as the sole placement agent for the offering.

Stellar intends to use the net proceeds from the offering for capital expenditures, research and development activities, operating costs and for general corporate purposes, including working capital.

"Stellar Biotechnologies is currently positioned to be a leading supplier of KLH protein for the exciting field of active immunotherapy. This financing from institutional investors will support important growth initiatives to meet demand anticipated from current and new customers as they advance through clinical development and prepare for commercial launch. This also strengthens our balance sheet and provides additional runway that will help our efforts to achieve future milestones," said Frank Oakes, President and CEO of Stellar Biotechnologies, Inc. "Our KLH products are already being used by our customers in multiple, clinical-stage programs and it is important that we are prepared to meet the demand from the pipeline of immunotherapies that will require a sustainable supply of the KLH protein."

The common shares were offered by Stellar pursuant to a shelf registration statement on Form S-3 (file no. 333-203595), which was declared effective on May 8, 2015 by the Securities and Exchange Commission (SEC). A final prospectus supplement and the accompanying prospectus relating to the offering of the common shares were filed with the SEC on June 30, 2016 and are available on the SEC's website at http://www.sec.gov. The warrants and the common shares issuable upon exercise of the warrants were offered in a separate private placement under Section 4(a)(2) of the Securities Act of 1933 (the "Securities Act") and Regulation D Rule 506(c) and have not been registered under the Securities Act. The Company has agreed to file one or more registration statements with the SEC covering the resale of the common shares issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Stellar Biotechnologies

Stellar Biotechnologies, Inc. (NASDAQ: SBOT) is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an important immune-stimulating protein used in wide-ranging therapeutic and diagnostic markets. KLH is both an active pharmaceutical ingredient (API) in many new immunotherapies (targeting cancer, immune disorders, Alzheimer's and inflammatory diseases) as well as a finished product for measuring immune status. Stellar Biotechnologies is unique in its proprietary methods, facilities, and KLH technology. We are committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and developing KLH-based active immunotherapies.

Visit www.stellarbiotech.com and the KLH knowledge base www.klhsite.org.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions. Readers should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or future events to differ materially from the forward-looking statements. Such risks include, but may not be limited to: general economic and business conditions; technology changes; competition; changes in strategy or development plans; availability of funds and resources; governmental regulations and the ability or failure to comply with governmental regulations; the timing of the Company's or its partners' anticipated results, including in connection with clinical trials; the ability to meet the goals of the Company's joint ventures and strategic partnerships; and other factors referenced in the Company's filings with securities regulators. For a discussion of further risks and uncertainties related to the Company's business, please refer to the Company's public company reports filed with the B.C. Securities Commission and the U.S. Securities and Exchange Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, the Company assumes no obligation to update such statements. This press release does not constitute an offer or solicitation of an offer for sale of any securities in any jurisdiction, including the United States.

Stellar Biotechnologies Company Contact:
Mark A. McPartland
Vice President of Corporate Development and Communications
Phone: +1 (805) 488-2800 ext. 103
markmcp@stellarbiotech.com